Exhibit 99.1

VARI-L COMPANY, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [WEDNESDAY], [MARCH 26], 2003

The undersigned hereby appoints Charles R. Bland and Richard P. Dutkiewicz and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Vari-L Company, Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Vari-L Company, Inc. to be held on [Wednesday], [March 26], 2003, at [10:00 am] local time, at the principal offices of Vari-L located at [4895 Peoria Street, Denver, Colorado 80239, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

☒  Please mark votes as in this example.

1. To adopt and approve the sale by Vari-L of substantially all of Vari-L’s tangible and intangible assets to Olin Acquisition Corporation, a Delaware Corporation, pursuant to the Asset Purchase Agreement, dated as of December 2, 2002, by and among Vari-L, Olin Acquisition Corporation and Sirenza Microdevices, Inc., in the form of Annex A attached to the proxy statement/prospectus.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

2. To adopt and approve the adoption of the plan of dissolution of Vari-L and the transactions contemplated thereby, including the change of Vari-L’s corporate name, and the dissolution of Vari-L in the form of Annex B attached to the proxy statement/prospectus.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

3. To adopt and approve any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of Proposals 1 and 2.

☐  FOR        ☐  AGAINST         ☐  ABSTAIN

THIS PROXY WILL BE CONSIDERED A VOTE FOR PROPOSALS NUMBER 1, 2 and 3, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature:	Date:

Signature:	Date:

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